UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 22, 2017

Commission file number: 333-198615

Po Yuen Cultural Holdings (Hong Kong) Co., Ltd.

(Exact name of Company as specified in its charter)

Nevada	47-1100063
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification number)
Room A, 16/F, Winbase Centre, 208 Queen's Road Central, Sheung Wan, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2350 1928

(Company’s Telephone Number, Including Area Code)

Asia Training Institute Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

•                   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•                   Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 ITEM 5.01 Change in Control of Registrant.

On November 22, 2017, the controlling shareholder of Asia Training Institute, Inc. (the “Company”), Peter H. Tong sold to certain individuals a total of 17,670,000 shares of the Company’s restricted common stock which had previously been issued to Mr. Tong. The sale was the result of privately negotiated transactions without the use of public dissemination of promotional or sales materials. The buyers represented that they are each an accredited investor and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof.

Security Ownership of Certain Beneficial Owners and Management.

Following the change in control and the appointment of new officers and directors as set forth in Item 5.02, below, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of November 22, 2017 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly, and the percentage shown is based on 19,412,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Cheuk Yi Cheung, Director Room A 16/F Winbase Centre, 208 Queen’s Rd Central, Sheung Wan, Hong Kong	16,359,000	84.27%
Common	Peter Tong, CFO, Secretary, Director Room A 16/F Winbase Centre, 208 Queen’s Rd Central, Sheung Wan, Hong Kong	1,330,000	6.85%
	Kwok Yuen Luk, CEO, Director Room A 16/F Winbase Centre, 208 Queen’s Rd Central, Sheung Wan, Hong Kong	741,000	3.82%

	All Officers and Directors as a Group	18,430,000	94.9%

	Other 5% owners
	None		94.9%

There are no current arrangements known to the company, the operation of which may, at a subsequent date, result in a further change in control of the Company.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

On November 22, 2017, Peter H. Tong resigned as Chief Executive Officer and President. He will continue to serve as Chief Financial Officer, Secretary and Director. There were no known disagreements with Mr. Tong on any matter relating to the Company’s operations, policies or practices.

On November 22, 2017, following the resignation of Peter H. Tong, our Board unanimously approved the appointment of Kwok Yuen Luk as President and Chief Executive Officer and member of the Board of Directors.

Kwok Yuen Luk, age 40, has served as the General Manager of Po Yuen Kok since 2007. He is responsible for implementation of the business plan of the company and the trading of auction collections. From June of 2013 to present, he has served as the General Manager of Po Yuen International Auction CO., LTD. Here, he oversees the budget of the auctions held by the company. He has been engaged in the auction industry for more than 20 years and is highly skilled at utilizing resources both internal and external, in locating target markets, and in both the planning and implementing strategies of the auctions that the company holds. His auction experience, strong social skills and leadership make him an asset to the Company and what qualifies him to serve as our President, Chief Executive Officer and member of our Board.

On November 22, 2017, our Board unanimously approved the appointment of Cheuk Yi Cheung as Chairman of the Board of Directors

Cheuk Yi Cheung, age 44, has served as business manager for Po Yuen Kok since 2007. She is responsible for the daily management of operations and supervises all major business transactions of Po Yuen Kok. From 1989 to June 1992 she studied at the Guangzhou Vocational School of Tourism and Business. In 2009, she received her Estate Agent License. In 2013, she established Po Yuen International Auction CO., LTD. and serves as its Chairman and authorized legal representative. She has over ten years of management in the auction industry and is highly skilled as a business manager and corporate strategist. Her experience and skills are what we believe qualifies her to be a member of our Board of Directors.

On November 22, 2017, our Board unanimously approved the appointment of the following three people as members of our Board of Directors:

Sai Cheung Wong, age 59, serves as an appraiser at Po Yuen International Auction CO., LTD. He is responsible for identification and collection of cultural relics. From May of 2011 to June of 2015, he served as marketing manager of Po Yuen Kok and was also responsible for the trading and identification of antique collections. He is experienced in market development, customer resources and operations in the auction industry. We believe his experience and skills in the auction industry is what qualifies him to serve as a member of our Board of Directors.

Donna Fung Yee Chung, age 60, has served as manager of Wing Fung Gallery since 1976 and Pagoda Gallery since 1997 where she is responsible for buying and selling antiques and identification of Chinese ancient porcelain. From 1970 to 1975 she studied at Peizhong English High School. We believe her experience in identifying high quality ancient porcelain and studies in Qing Dynasty porcelain combined with her extensive management and social influence make her qualified to be a member of our Board of Directors.

Kai Ming Tai, age 46, has served as executive director and general manager for Hong Kong Guosong Business Group Co., Ltd. since April of 2015. He is responsible for wine sales in duty free stores at entry-exit ports and for import and export formalities imported into Hong Kong or exported to China, market expansion, advertisement, sales planning, storage and logistics. From September 1987 to June of 1990, he studied at Zhaoqing Technician Institute. From April 2004 to March 2015, Mr. Tai served as the general manager for Hui Zhen Tang where he was responsible for price evaluation of artwork and other goods, handling formalities of imports and exports, distribution and also served as customer liaison. His experience in financial management and risk analysis combined with industry knowledge, public relations and decision-making skills qualifies him to serve as a member of our Board of Directors.

Cheuk Yi Cheung and Kwok Yuen Luk are husband and wife. Kai Ming Tai is husband of Kwok Yuen Luk’s sister. Kwok Yuen Luk and Kai Ming Tai are brothers in law.

There are no formal compensation agreements with any of our new Officers or Directors at this time.

Our newly-appointed Officers and Directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years and have not been the subject of any investigation or enforcement action by the United States Securities and Exchange Commission or by any state in the United States.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2017, pursuant to the approval of a majority of our shareholders and our board of directors, the Company's Articles of Incorporation were amended to reflect an increase in our authorized shares from 175,000,000 to 500,000,000 shares of common stock. The amendment also reflects a name change to Po Yuen Cultural Holdings (Hong Kong) Co., Ltd. These changes are effective December 4, 2017 as reflected in the Certificate of Amendment with the State of Nevada, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)  Exhibits

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Po Yuen Cultural Holdings (Hong Kong) Co., Ltd.

By:  /s/Peter H. Tong

Name:  Peter H. Tong

Title: Chief Financial Officer

Date: December 12, 2017

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